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                             EIGHTH AMENDMENT TO THE
                             PARTICIPATION AGREEMENT

     This Amendment, dated as of May 15, 2015, amends the Participation Agreement (the "Agreement") dated the 1st day of October, 1999, by and among METLIFE INSURANCE COMPANY USA (fka MetLife Insurance Company of Connecticut, "Insurance Company"), on behalf of itself and certain of its separate accounts; AMERICAN FUNDS INSURANCE SERIES ("AFIS"); AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"); and CAPITAL RESEARCH AND MANAGEMENT COMPANY ("CRMC"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement.

     WHEREAS, the Agreement provides for a marketing expense allowance to be paid to AFD by Insurance Company; and

     WHEREAS, the parties desire to amend the Agreement to eliminate the marketing expense allowance;

     NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, AFIS, AFD and CRMC hereby agree as follows effective retroactively as of April 1, 2013:

  1. The second paragraph of Section 19 of the Agreement is deleted in its entirety and Insurance Company shall be under any further obligation to pay the marketing expense allowance to AFD.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

METLIFE INSURANCE COMPANY USA (ON BEHALF    AMERICAN FUNDS DISTRIBUTORS, INC.
OF ITSELF AND EACH ACCOUNT)

By: /s/ Karen A. Johnson                    By: /s/ Timothy W. McHale
    ------------------------------------        --------------------------------
Name: Karen A. Johnson                      Name:  Timothy W. McHale
Title: Vice President                       Title: Secretary

AMERICAN FUNDS INSURANCE SERIES             CAPITAL RESEARCH AND MANAGEMENT
                                            COMPANY

By: /s/ Michael J. Downer                   By: /s/ Michael J. Downer
    ------------------------------------        --------------------------------
Name:  Michael J. Downer                    Name:  Michael J. Downer
Title: Executive Vice President and         Title: Senior Vice President and
Principal Executive Officer                 Secretary


                                                Approved for Signature  [MCJT]
                                                 by CRMC Legal Dept.